SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2004

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA		19004

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Two of the Company’s insurance subsidiaries (Mobile USA Insurance Company and Liberty American Insurance Company) have entered into agreements effective September 24, 2004 through May 31, 2005 for fifth event catastrophe reinsurance coverage which in the aggregate provides $6.5 million of coverage excess of $3.5 million to the personal lines catastrophe reinsurance program. The participating reinsurers on the agreements include Syndicate 2001 (AML), Syndicate 2003 (SJC), Syndicate 2010 (MMX), Syndicate 2020 (WEL), Syndicate 2147 (ADH), Syndicate 2791 (MAP), Syndicate 2987 (BRT), Syndicate 33 (HIS), Syndicate 4444 (CNP), Syndicate 510 (KLN), Syndicate 570 (GNR), Syndicate 780 (BFC), and Syndicate 958 (GSC). The minimum cost of this catastrophe reinsurance coverage is $0.5 million and could increase to a maximum of $1.8 million based upon the remaining amount of $6.5 million excess $3.5 million fourth event catastrophe reinsurance coverage.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

Dated: September 30, 2004	By:	Craig P. Keller

Craig P. Keller Executive Vice President, Secretary, Treasurer and Chief Financial Officer